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                                                                   EXHIBIT 10.25

                             EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), made this 15th day of September, 1997 by and between JOHNSTON INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as "Company"), and JAMES J. MURRAY (hereinafter referred to as "Executive").

                        W I T N E S S E T H  T H A T:

         WHEREAS, Company and Executive have agreed that Executive shall be employed by Company for the period commencing on September 22, 1997, for the term and under the provisions and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises herein set forth, it is agreed as follows:

         1. EMPLOYMENT; DUTIES. Company hereby employs Executive as an executive officer of Company, and Executive hereby accepts such employment. Executive shall be the chief financial officer and chief accounting officer of the Company and shall have the title of Executive Vice President and CFO. Executive shall have such duties as are customarily performed by a chief financial and chief accounting officer of a publicly-traded textile manufacturing company. In addition, Executive shall have such other executive duties as may be assigned to him by Company to be rendered on behalf of Company or any of its subsidiary corporations, or any of Company's affiliates, subject to supervision, change of duties, direction and control by the Chief Executive Officer or Chief Operating Officer of Company or by the Board of Directors of Company. Executive agrees to perform his duties in connection therewith to the best of his ability and to devote his full working time thereto. Executive, at the request of Company, agrees to serve as a Director or other officer of Company or of any affiliated or subsidiary corporation of Company, without any additional compensation for such service.

         2. TERM. Executive's employment hereunder, unless earlier terminated in accordance with the provisions hereof, shall be for the three (3) year period commencing September 22, 1997, and ending on September 22, 2000, ("Employment Term").

         3. COMPENSATION; BENEFITS.

            (a) Salary. As full compensation for all Executive's services, Company agrees to pay to Executive a base salary in the amount of $180,000 per year, payable in equal monthly installments on the last day of each month as long as this Agreement shall be in effect. Salary for partial months shall be prorated. During the term of this Agreement, Executive's base salary may be adjusted from time to time and in such amounts as shall be mutually agreed upon by Company and Executive.

            (b) Deferred Compensation. On January 15, 1998, Company shall pay to Executive $20,000 as deferred compensation.

            (c) Bonuses. Company may at any time and from time to time pay to Executive such bonus or other additional compensation, in addition to the base salary provided for hereinabove, as Company may determine in Company's sole discretion. If, during the Employment Term, Executive shall participate in a general formula bonus plan of the Company under which the amount of the bonus is based in part on Executive's base salary, then for the purposes of such bonus, Executive's base salary for 1997 only shall be deemed to be $160,000, and thereafter it shall be the amount of Executive's actual base salary. Company has no obligation to adopt any bonus plans or to pay any bonuses during the Employment Term.

            (d) Benefits. Executive shall be eligible to participate in such employee benefits as from time to time are provided for executive employees of Company generally, such as group life insurance and medical and pension benefits, subject to the provisions of such benefit plans as may be in effect from time to time during the term of this Agreement. Company shall not be obligated to adopt or maintain any particular employee benefits or plans


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therefor, such adoption or maintenance to be within the sole discretion of
Company. During the first ninety (90) days of the Employment Term, during which time Executive and Executive's family shall not be eligible for coverage under Company's Employee Health Plan, Executive shall continue his coverage under the KPMG Plan and pay the premiums therefor as charged by KPMG or its health insurer, and Company will reimburse to Executive the difference between the amount so charged for said coverage during said ninety (90) day period and the share of such premiums presently being paid by Executive.

            (e) Moving Expenses; Temporary Living Expenses; Relocation Assistance. Company shall pay directly, or reimburse Executive, for Executive's reasonable moving expenses from Chicago, Illinois, to Columbus, Georgia and shall also pay or reimburse reasonable temporary living expenses incurred by Executive in Columbus, Georgia, for up to 30 days after the commencement of the Employment Term. In addition, in connection with Executive's present residence in Chicago, Illinois, and the sale thereof and his acquisition of a new residence in Columbus, Georgia, Company will make an interest free bridge loan to Executive in the amount of $50,000 which shall be payable in full upon the sale of Executive's present residence, and in addition, Company will reimburse Executive for a portion of the interest payable by Executive on his present mortgage having an approximate current principal balance of $206,000, as follows: 100% of interest for the first two (2) months of the Employment Term, with said percentage declining by ten percent (10%) per month to a minimum of fifty percent (50%) of said mortgage interest effective for the seventh (7th) month and thereafter. If Executive is unable to sell said present residence by December 31, 1997, and does not opt to repay the bridge loan and have the mortgage interest subsidy cease at that time, then Company shall have the right, specifically granted by Executive hereby, to cause such home to be sold on such terms as Company may determine, in its sole discretion; provided, however, if the net proceeds from such sale caused by Company are less than ninety-five percent (95%) of the original purchase price thereof to Executive, Company shall pay to Executive the excess of ninety-five percent (95%) of Executive's original purchase price over the amount of the net sale proceeds.

         4. ASSIGNMENT BY COMPANY. This Agreement may be transferred or assigned by Company to corporation with or into which Company shall merge or consolidate, or to which Company shall transfer all or substantially all of its assets, and such assignee or successor corporation shall thereupon be obligated to perform the terms and provisions hereof pertaining to Company (and such successor shall thereupon be deemed Company hereunder). In the event of any such assignment or transfer by Company, Executive shall continue to be bound by the terms and provisions of this Agreement.

         5. NON-COMPETITION. Executive agrees during the term of this Agreement and any extension hereof not to have or acquire any ownership interest, directly or indirectly, in, or be employed by, any person, firm or corporation which is engaged in a business competitive with any of the businesses now or hereafter engaged in by Company or by any of Company's affiliates or subsidiaries or which is a supplier or customer of Company or of any of Company's affiliates or subsidiaries, except that Executive may acquire or own securities listed on any recognized public exchange. Executive acknowledges that he is knowledgeable of the businesses now engaged in by Company and by Company's affiliates and subsidiaries and is knowledgeable of the principal customers and suppliers of Company and of Company's affiliates and subsidiaries. In addition, should Executive terminate his employment with the Company for any reason prior to the expiration of the Employment Term, if he shall violate the provisions of this
Section 5 prior to the first January 15 following said termination, Company shall have no obligation whatsoever to pay to Executive the deferred compensation to which he otherwise would be entitled on said date under the provisions of Section 3(b) hereof.

         6. NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS. Executive shall not at any time during his employment hereunder and for a period of one year after the date his employment is terminated for any reason, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, or predecessors-in-interest, unless such employee or former employee has not been employed by the Company, its affiliates, or predecessors-in-interest for a period in excess of six months; and/or (ii) call on or solicit any of the actual or targeted prospective customers or suppliers of the Company or its predecessor-in-interest with respect to


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any matters, related to or competitive with the business of the Company, nor shall Executive make known the names or addresses of such customers or suppliers or any information relating in any manner to the Company's trade or business relationships with such customers or suppliers.

         7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as expressly permitted by the Company, or in connection with the performance of his duties hereunder, Executive shall not at any time during or subsequent to his employment by the Company, disclose, directly or indirectly to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition or prospects, the Company's customers or suppliers, the Company's sources of leads and methods of obtaining new business, the design, development, manufacture or selling of the Company's products or the Company's methods of doing and operating its business (collectively, "Confidential Information") except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or, as the case may be, an affiliate of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Executive. Executive acknowledges and agrees that the Confidential Information is a valuable, special and unique asset of the Company's business.

         8. BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the Company's customers or suppliers, whether prepared by the Executive or otherwise coming into the Executive's possession, and all copies thereof in the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of the Executive's employment hereunder or upon the Company's request at any time.

         9. TERMINATION OF EMPLOYMENT.

            (a) Death. In the event of Executive's death during the term of this Agreement, this Agreement shall automatically terminate upon the date of Executive's death, and in such event, Company shall pay to Executive's personal representative any accrued and unpaid salary or benefits to the date of Executive's death, and in addition, Company shall pay to Executive's personal representative an amount equal to Executive's salary for six months, which amount may be paid either in a lump sum or in six equal monthly installments, without interest, at the option of Company.

            (b) Disability. If Executive shall become incapacitated during the period of his employment hereunder to such an extent that in the judgment of Company he is unable to perform his duties hereunder, and such incapacity shall continue for at least six (6) successive calendar months, Company may, at any time after the end of such period of six (6) consecutive calendar months and during the continuance of such incapacity, give notice to Executive of the termination of his employment hereunder on a date stated in such notice, which shall not be less than thirty (30) days after the date of the giving of such notice, and in such event, notwithstanding any provisions hereof to the contrary, this Agreement and Executive's employment hereunder shall terminate on such date, and Executive's right to the base salary provided for herein and any other compensation and benefits provided for hereunder shall terminate on such date.

            (c) For Cause. Company may terminate this Agreement and Executive's employment hereunder at any time for cause. For the purposes of this Agreement, for cause shall include any violation by Executive of the provisions of Section 6, Section 7 or Section 8 hereof, Executive's failure or refusal to perform adequately the duties assigned to him, the conviction of Executive by a court of competent jurisdiction of any felony or the engagement by the Executive in any illegal or other wrongful conduct substantially detrimental to the business or the reputation of the Company. Upon the occurrence of any such event, Company may terminate this Agreement and Executive's employment hereunder immediately upon the giving of written notice of such termination to Executive, and in such event, Executive shall be entitled to receive only the salary and other compensation and benefits provided for


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hereunder which have accrued to the date of such termination, prorated on a per diem basis and shall not be entitled to any deferred compensation otherwise payable hereunder.

            (d) Without Cause. Company may terminate this Agreement and Executive's employment hereunder at any time, without cause, by giving to Executive written notice of such termination, and in such event, Company shall continue to pay to Executive at the time such payments would otherwise be payable hereunder the salary specified herein (or Executive's salary then in effect, as the case may be) of Executive, including deferred compensation, for the remainder of the Employment Term. In addition, for the same time period during which Company is required to continue Executive's salary, Company shall continue to provide the employee benefits to Executive which were being provided at the time of such termination, but only to the extent that such benefits can be provided under and consistent with the terms of any plans or insurance policies in effect with Company governing the provision of such benefits, including, without limitation, the terms of any group life or medical insurance policies or plans and pension or other qualified retirement plans. During such period, Company shall not be obligated to provide any bonuses to Executive.

            (e) By Executive. In the event Executive shall terminate his employment with Company during the term of this Agreement, then Executive shall only be entitled to receive the base salary and other compensation and benefits provided for hereunder which shall have accrued to the date of such termination, prorated on a per diem basis. In such event, Executive shall not be entitled to deferred compensation hereunder. Notwithstanding the foregoing, in the event during the Employment Term Company shall hire a new Chief Executive Officer and the new Chief Executive Officer desires to hire another Chief Financial Officer which would result in a change of position and duties of Executive which are unacceptable to Executive, then, within thirty (30) days after the hiring of such new Chief Financial Officer, Executive may give notice to Company of his intent to terminate this Agreement after a transition period (and Executive agrees that the time of such transition period shall be determined by Company, but not to exceed ninety (90) days after the date of such notice), and this Agreement shall be deemed terminated upon the conclusion of said transition period, and in such event, Company shall pay to Executive, upon such termination, severance pay in an amount equal to one (1) year of Executive's base salary hereunder, which shall be the sole obligation of Company hereunder, and shall not include any benefits other than those which shall have accrued to the date of such termination, and shall not include any deferred compensation.

         10. GOVERNING LAW. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and may not be altered or amended except by written agreement of the parties.

         12. NOTICES. Unless otherwise agreed in writing by the parties hereto, all notices provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or the third day after being deposited in the United States mail, certified, return receipt requested, postage prepaid, and addressed as follows:

         (a) If to Company:

             Johnston Industries, Inc.
             105 Thirteenth Street
             Columbus, Georgia  31901
             Attention: Chief Executive Officer

         (b) If to Executive:

             James J. Murray
             105 Thirteenth Street
             Columbus, Georgia  31901


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         IN WITNESS WHEREOF, Company has caused this Agreement to be executed by one of its officers thereunto duly authorized, and Executive has hereto subscribed his name, as of the day and year first above written.

                                    JOHNSTON INDUSTRIES, INC.


                                    By:      David L. Chandler
                                             -----------------------------------
/s/ Kathy Lamb                      Title:   Chairman of the Board and CEO
---------------------------                  -----------------------------------
Witness:
                                                        "Company"


/s/ Robert C. Christian         /s/ James J. Murray                  (L.S.)
---------------------------     -----------------------------------
Witness:                        JAMES J. MURRAY

                                                        "Executive"


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